U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2005

Commission File Number 0-50087

VETERINARY PET SERVICES, INC.
(Exact name of registrant as specified in its charter)

California	95-3538503
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3060 Saturn Street, Brea, California	92821
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (714) 989-0555

Item 5.02 Election of Directors; Appointment of Principal Officers

On June 17, 2005, Dennis P. Drent was named a director, president and the Chief Executive Officer of Veterinary Pet Services, Inc. (the “Company”). Mr. Drent, 50, has served as Senior Vice President-Internal Audits of Nationwide Mutual Insurance Company (“Nationwide”) in Columbus, Ohio since August 2000. Mr. Drent was responsible for operational, information technology, financial and compliance audits for the property and casualty insurance, life insurance and asset management business units at Nationwide. Nationwide is one of the world's largest insurance and financial services companies, providing domestic property and casualty insurance, life insurance and retirement savings, asset management, and strategic investments. Nationwide is the owner of Scottsdale Insurance Company, the Company's 61% majority shareholder. Prior to his employment with Nationwide, Mr. Drent was a partner at Ernst & Young LLP in Dallas, Texas and was responsible for internal audit services. The Company has not determined on which committees of the Board of Directors Mr. Drent will serve.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 A copy of the press release announcing Mr. Drent's appointments is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
VETERINARY PET SERVICES, INC.

Dated: June 23, 2005	/s/ JAMES W. CARNEY _______________________________ James W. Carney, acting Chief Executive Officer